CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


        We consent to the references to our firm in the Post-Effective Amendment No. 34 to the Registration Statement on Form N-1A of Professionally Managed Portfolios and to the use of our report dated August 31, 1996 on the financial statements and financial highlights of the Trent Equity Fund, a series of Professionally Managed Portfolios. Such financial statements and financial highlights appear in the 1996 Annual Report to Shareholders which is incorporated by reference into the Statement of Additional Information.



                                        Tait, Weller & Baker


Philadelphia, PA
December 1, 1996